UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2024

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 801
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective May 24, 2024, the Board of Directors (the “Board”) of Zentalis Pharmaceuticals, Inc. (the “Company”) increased its size from six to seven directors and appointed Luke Walker, M.D., as a Class II director. Dr. Walker's initial term is scheduled to expire at the Company's 2025 Annual Meeting of Stockholders, subject to the election and qualification of his successor and his earlier death, resignation or removal. Dr. Walker has also been appointed to serve on the Audit Committee of the Board (the “Audit Committee”).

Dr. Walker is entitled to receive compensation for his service as a director in accordance with the Company's Non-Employee Director Compensation Program applicable to all non-employee directors (the “Director Compensation Program”), which provides for an annual retainer of $45,000 for his Board service, and additional annual retainer of $10,000 for his service as a member of the Audit Committee.

In accordance with the Director Compensation Program, as a new non-employee director, Dr. Walker was granted restricted stock units (“RSUs”) covering 72,481 shares of the Company's common stock on May 24, 2024, which number of shares was determined by dividing (i) $850,000, by (ii) the average closing price per share of the Company's common stock for the thirty (30) calendar days preceding the date of grant. The initial RSU grant vests over three years with one-third of the underlying shares vesting on each of the first, second and third anniversaries of the date of grant.

Also in accordance with the Director Compensation Program, after Dr. Walker has served on the Board for at least six months, Dr. Walker is entitled to receive an annual equity grant on the date of the Company's annual meeting of stockholders of RSUs covering that number of shares of the Company's common stock as is determined by dividing (i) $425,000, by (ii) the average closing price per share of the Company's common stock for the thirty (30) calendar days preceding the grant date. Annual RSU awards granted to non-employee directors vest in full on the first to occur of (i) the first anniversary of the applicable grant date, and (ii) the next occurring annual meeting of the Company's stockholders.

Pursuant to the Director Compensation Program, the initial and annual equity awards granted to Dr. Walker under the Director Compensation Program vest in full upon a change in control and, in each case, are subject to Dr. Walker's continued service through the applicable vesting date.

Dr. Walker has also entered into the Company's standard indemnification agreement for directors and officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: May 29, 2024	By:	/s/ Kimberly Blackwell, M.D.
Kimberly Blackwell, M.D.
Chief Executive Officer